UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): December 21, 2020

X4 PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street, 4th Floor Boston, Massachusetts	02134
(Address of principal executive offices)	(Zip Code)

(857) 529-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).                 Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2020, X4 Pharmaceuticals, Inc. (“X4” or the “Company”) and certain of its subsidiaries (collectively, with X4, the “Borrower”) entered into Amendment No. 2 to the Company’s Amended and Restated Loan and Security Agreement (the “Second Amendment”) with the several banks and financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”). The Second Amendment further amended that certain Amended and Restated Loan and Security Agreement dated as of June 27, 2019 (as amended by Amendment No. 1 to Amended and Restated Security Agreement, dated March 13, 2020, and the Second Amendment, the “Loan Agreement”) among the Borrower, the Lender and the Agent.

The Loan Agreement provides for (i) a term loan of $25.0 million, which amount was borrowed prior to December 21, 2020, (ii) an additional term loan advance of $7.5 million (“Tranche 2 Term Loan Advance”), which amount was borrowed on December 21, 2020, (iii) subject to the achievement of certain performance milestones and conditions, a right of the Borrower to request that the Lender make additional term loan advances in an aggregate amount of up to $7.5 million through June 30, 2022 and (iv) subject to the Lender’s investment committee’s sole discretion, a right of the Borrower to request that the Lender make additional term loan advances in an aggregate amount of up to $10.0 million through December 31, 2022 (the “Credit Facility”).

Pursuant to the Second Amendment, the performance milestones applicable to the Tranche 2 Term Loan Advance were modified, and the Tranche 2 Term Loan Advance was funded on December 21, 2020. Additionally, the Second Amendment (i) extended the expiration of the period in which interest-only payments on borrowings under the Loan Agreement are required from January 1, 2022 to January 1, 2023, (ii) extended the maturity date of the Credit Facility from July 1, 2023 to July 1, 2024 and (iii) provided for an additional end of term charge equal to $763,750, which charge shall be due on the earliest to occur of the maturity date, the date on which Borrower prepays the amounts borrowed under the Loan Agreement and the date on which the amounts borrowed under the Loan Agreement become due and payable.

Further, the Second Amendment modified the effective date of the minimum cash covenant applicable to the Borrower. Pursuant to the Loan Agreement, effective as of the Initial Test Date (as defined in the Loan Agreement), Borrower at all times thereafter shall maintain cash in an account or accounts of Borrower in which Lender has a first priority security interest, in an aggregate amount greater than or equal to the greater of (i) $30.0 million or (ii) six multiplied by a metric based on prior months’ cash expenditures (“RML”); provided, however, that from and after Borrower’s achievement of certain performance milestones, the required level shall be reduced to the greater of (x) $20.0 million, or (y) three multiplied by the current RML; and provided further, that subject to the achievement of certain milestones, this covenant in the Loan Agreement shall be extinguished. The Initial Test Date may be extended based on the Company’s achievement of certain funding objectives.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated as of December 21, 2020, by and among X4 Pharmaceuticals, Inc., each of its Qualified Subsidiaries (including X4 Therapeutics, Inc.), the Lender, and Hercules Capital, Inc., as Agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: December 23, 2020	By:	/s/ Derek Meisner
Derek Meisner
General Counsel